SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (date of earliest event reported):  March 14, 1997
                                                             --------------


                             Cover-All Technologies Inc.
            --------------------------------------------------------------
                (Exact name or registrant as specified in its charter)



               Delaware                 0-13124            13-2698053
          -----------------          ------------       -------------------
          (State or other            (Commission        (IRS Employer
          jurisdiction of            File Number)       Identification No.)
          incorporation or
          organization)


                 18-01 Pollitt Drive, Fair Lawn, New Jersey          07410
          -------------------------------------------------       ----------
               (Address of principal executive offices)           (Zip Code)



           Registrant's telephone number, including area code:  (201) 794-4800
                                                               -----------------



                                         N/A
            --------------------------------------------------------------
            (Former name or former address, if changed since last report.)

           Item 5.   Other Events.
           -------   -------------

                On March 14, 1997, Cover-All Technologies Inc., a Delaware corporation (the "Company"), announced the closing of a $750,000 bridge financing, the appointment of a new Chief Executive Officer and the election of two new directors. Additionally, the Company amended the terms of certain software licensing and related agreements.

                In order to provide the Company with interim financing while the Company negotiates for a minimum of $2,500,000 in permanent funds via a private placement, each of Software Investments Limited, Atlantic Employers Insurance Company and Roger D. Bensen, each current stockholders of the Company, invested $250,000, or an aggregate of $750,000, in the Company through the purchase of 12 1/2% Convertible Notes (the "Notes") of the Company. The Notes are repayable by the Company upon the closing of the permanent financing, which the Company hopes to complete within the next 45 days. In lieu of such repayment, the Noteholders have the option to convert the Notes into shares of common stock, par value $0.01 per share, of the Company at a conversion rate of $1.00 per share. If the permanent financing does not close by May 31, 1997, the Notes will be automatically converted into shares of the Company at the same conversion rate. Each of the Noteholders was granted registration rights with respect to the shares into which the Notes are convertible.

                In connection with the Note financing, Mr. Brian Magowan, 55, was elected as a Director, Chairman of the Board and Chief Executive Officer of the Company. Mr. Magowan is a former Vice President of software products for the Unisys Corporation of Philadelphia, Pennsylvania, and has been serving as an insurance industry software consultant for over three years.
           He replaced Alfred J. Moccia, who stepped down as Chairman and CEO.

                In addition, Mr. Earl Gallegos, 38, was elected as a Director of the Company. Mr. Gallegos is a management consultant to the insurance industry and a former Executive Vice President of Pacific Rim Assurance Co. of Los Angeles, California.

                In connection with the Note financing, the Company amended the terms of its software licensing agreement and certain related agreements with Care Corporation Limited ("Care"), in connection with which the Company engaged Care as its exclusive sales agent and favorably modified certain marketing expense requirements.

           Item 7.   Financial Statements and Exhibits.
           ------    ---------------------------------

                The following exhibits are filed as a part of this report.

                (c)  Exhibits:

                99.1 Press Release of Cover-All Technologies Inc., dated March 14, 1997

                99.2 Convertible Note Purchase Agreement, dated as of March 14, 1997, between the Company, Software Investments Limited, Atlantic Employers
                          Insurance Company and Roger D. Bensen

                                 SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              COVER-ALL TECHNOLOGIES INC.



           Dated:  March 20, 1997             By: /s/ Brian Magowan
                         --                      ---------------------------
                                                 Name:   Brian Magowan
                                                 Title:   Chairman of the
                                                          Board and Chief
                                                          Executive Officer

                                EXHIBIT INDEX

         Exhibit     Description
         -------     -----------

         99.1        Press Release of Cover-All Technologies Inc., dated
                     March 14, 1997.

         99.2 Convertible Note Purchase Agreement, dated as of March 14, 1997, between the Company, Software Investments Limited, Atlantic Employers Insurance Company and Roger D. Bensen